Exhibit 10.2
EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

CRESCENT PRIVATE CREDIT INCOME CORP.

as Seller

and

CPCI FUNDING SPV, LLC

as Purchaser

Dated as of December 8, 2023

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TABLE OF CONTENTS

-i-

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-ii-

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SCHEDULES

Schedule A Schedule of Portfolio Investments

Schedule B Form of Purchase Notice

Schedule C Participated Interests

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This SALE AND CONTRIBUTION AGREEMENT, dated as of December 8, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between CRESCENT PRIVATE CREDIT INCOME CORP., a Maryland corporation, as seller (the “Seller”) and CPCI FUNDING SPV, LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Effective Date, the Seller may, from time to time on each Purchase Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located and including all obligations of the Seller as lender to fund any Delayed Funding Term Loan or Revolving Loan conveyed by Seller to Purchaser) in and to the Portfolio Investments mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, Seller, as servicer, the Lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent party thereto, the Collateral Administrator party thereto, and the Securities Intermediary party thereto.

“Agreement” has the meaning set forth in the preamble hereto.

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“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” has the meaning set forth in Section 2.1(b).

“Conveyance Date” has the meaning set forth in Section 2.1(b).

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Portfolio Investment which amount is attributable to the reimbursement of payment by or on behalf of the Seller of any Taxes, fee or other charge imposed by any Governmental Authority on such Portfolio Investment or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Portfolio Investments which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related underlying instruments, (v) to the extent paid using amounts other than Interest Proceeds, Principal Proceeds, and proceeds of Advances, as applicable, any amount paid in respect of reimbursement for expenses owed in respect of any Portfolio Investment pursuant to the related underlying instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Purchaser and occurring after the date of such sale).

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Net Purchased Loan Balance” means, as of any date of determination, the aggregate outstanding principal balance of Transferred Assets Conveyed by the Seller to the Purchaser on or prior to such date, in each case measured as of the respective Purchase Date, minus the aggregate of Transferred Assets sold or otherwise transferred by the Purchaser to the Seller or its Affiliates prior to such date.

“Participation” has the meaning set forth in Section 2.3(a).

“Purchase Date” means each Conveyance Date and the date of each Substitution.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Security” means:

(a) any underlying collateral securing a Portfolio Investment, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Conveyance Date and all liquidation proceeds thereof;

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(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Principal Proceeds or Interest Proceeds with respect to such Portfolio Investment, as applicable, and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Portfolio Investment, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Seller (other than Excluded Amounts) and all rights, remedies, powers, privileges and claims of the Seller thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Seller at law or in equity);

(e) all records with respect to such Portfolio Investment and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Seller” has the meaning set forth in the preamble hereto.

“Transferred Assets” means, the Portfolio Investments and Related Security relating thereto Conveyed by the Seller to the Purchaser hereunder. For the avoidance of doubt, “Transferred Portfolio Investments” shall include any Participations of Portfolio Investments hereunder.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(ii) reference to any gender includes each other gender;

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(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Loan Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” means “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) [Reserved].

(b) In the event the Purchaser agrees (in accordance with and subject to the requirements of Section 1.03 of the Loan Agreement) from time to time to acquire one or more Portfolio Investments (including Related Security), including for the avoidance of doubt any Participations of Portfolio investments, from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Conveyance Date”)

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and attaching a supplement to Schedule A identifying the Portfolio Investments proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Conveyance Date (each such Conveyance being herein called a “Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Portfolio Investment then reported by the Seller on the Schedule A attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets, and not a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and that the beneficial interest and title to such Transferred Asset shall not be property of the Seller’s estate in the event of a bankruptcy or other insolvency proceeding with respect to the Seller or its property. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing and (iii) each of the Purchaser and the Seller represents and warrants as to itself that each remittance (if any) from the Purchaser to the Seller with respect to the Conveyances has been (x) in payment of an obligation incurred by the Purchaser in the ordinary course of business or financial affairs of each of the Seller and the Purchaser and (y) made in the ordinary course of business or financial affairs of each of the Seller and the Purchaser. If the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(d) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any

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distributions owed by them under the Transferred Assets. Other than the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(e) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date (or within one Business Day after the Effective Date), at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(f) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Portfolio Investment hereunder, the Purchaser has no rights to or claim of benefit from any Portfolio Investment (or any interest therein) owned by the Seller.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all actual and direct damages, losses, claims, liabilities and related reasonable and documented out-of-pocket third party costs and expenses, including reasonable and documented attorneys’ fees and disbursements for one external counsel (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any material breach by the Seller of any of its obligations hereunder or arising as a result of

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the failure of any representation or warranty of the Seller herein to be true and correct in all material respects on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Assets due to the applicable obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith, fraud, reckless disregard or willful misconduct on the part of such Indemnified Party or its agent or subcontractor, (c) non-payment by any obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes, and (e) any punitive, indirect, consequential, special damages, lost profits or other similar damages.

SECTION 2.3 Actions Pending Completion of Assignment of Portfolio Investments.

(a) With respect to the Portfolio Investments identified on Schedule C hereto (if any), pending the receipt of any required consents to, and the effectiveness of, the assignment of each such Portfolio Investment from the Seller to the Purchaser in accordance with the applicable underlying instrument, the Seller hereby sells to the Purchaser an undivided 100% participation in such Portfolio Investment and the related Transferred Assets (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the underlying instruments. Such sale of the Participations shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics: (i) the Participation represents an undivided participating interest in 100% of the underlying Portfolio Investment and its proceeds (including collections); and (ii) the Participation represents a pass through of all of the payments made on the Portfolio Investment (including the collections) and will last for the same length of time as such Portfolio Investment. For the avoidance of doubt, each Participation will terminate automatically upon the settlement of the assignment of the underlying Portfolio Investment.

(b) Each of the Seller and the Purchaser shall use commercially reasonable efforts to, as soon as reasonably practicable after the Purchase Date therefor, but in any event no later than the date that is 60 calendar days after the Purchase Date therefor, cause the Purchaser to become a lender of record under the underlying instrument with respect to the Seller’s interest in the applicable Portfolio Investment and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.

(c) The Seller shall direct the underlying administrative agent for each Portfolio Investment to send all collections in respect of each Portfolio Investment to the Collection Account.

Pending settlement of the assignment of a Portfolio Investment in accordance with the applicable underlying instruments, (i) the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Portfolio Investment, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and

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such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein) and (ii) the Purchaser shall pay to the Seller expenses and costs incurred in connection with all Portfolio Investments subject to Participations, including expenses and costs necessary to enforce any terms of such Portfolio Investments.

SECTION 2.4 Assignments. It is the intention of the Seller and the Purchaser that this Agreement and each Purchase Notice (collectively, the “Transfer Documents”) shall supplement each assignment agreement, if any, required to be executed under any Underlying Instruments relating to any Transferred Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instruments and without replacing or superseding any such assignment agreement. However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any assignment agreement, on the other hand, such assignment agreement shall control and prevail solely to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any Transfer Document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.5 Delivery of Underlying Instruments. With respect to each Portfolio Investment Conveyed hereunder as part of the Transferred Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller will deliver or cause to be delivered to the Purchaser or will deliver, on behalf of the Purchaser, or cause to be delivered to the Collateral Agent, each underlying instrument required to be delivered for such Portfolio Investment.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets Conveyed as of such date. The Purchase Price for any Portfolio Investment that consists of a Delayed Funding Term Loan or Revolving Loan shall take into account any unfunded commitments assumed by the Purchaser in connection with the acquisition thereof.

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SECTION 3.2 Payment of Purchase Price. The Purchase Price for the Transferred Assets Conveyed shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Portfolio Investments to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Proceeds in the Collection Account to be applied towards the Purchase Price pursuant to Section 4.02 of the Loan Agreement and/or (b) to the extent not paid in cash, by the Seller making a capital contribution by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, as specified by the Seller in the Purchase Notice.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a) Organization and Good Standing. The Seller is a Maryland corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated and is duly qualified to do business and is in good standing under the laws of the State of Maryland, and has and holds all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a material adverse effect.

(b) Authorization. The execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing).

(c) Contravention. The execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

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(d) Governmental Authorization. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Adverse Proceeding; Title. The Seller is not subject to any Adverse Proceeding. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance).

(f) Tax Status. The Seller has timely filed all Tax returns required by applicable law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records and (y) Taxes with respect to which the failure to file, pay, or withhold, in the aggregate, would not have a Material Adverse Effect.

(g) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

i. this Agreement creates a valid and continuing lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

ii. the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

iii. the Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance);

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iv. the Seller has received all consents and approvals required by the terms of any Portfolio Investment to the sale and granting of a security interest in the Portfolio Investments hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware;

v. all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Purchaser or the Collateral Agent;

vi. none of the underlying promissory notes that constitute or evidence the Portfolio Investments has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; and

vii. with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Securities Intermediary or, will be delivered to the Securities Intermediary and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Securities Intermediary on behalf of the Purchaser or in blank by an effective Indorsement or has been registered in the name of the Securities Intermediary upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Portfolio Investment shall be delivered as soon as they are reasonably available; and in the case of an Uncertificated Security, by (A) causing the Securities Intermediary to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(h) Fair Consideration; No Avoidance for Portfolio Investment Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value as of the applicable Purchase Date (which may be in the form of an increase in the value of the equity interests in the Purchaser owned by the Seller). Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(i) Adequate Capitalization; No Insolvency. As of the date of this Agreement it is, and after giving effect to any Conveyance it will be, Solvent and it is not entering into this

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Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(j) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(k) True and Complete Information. No information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Seller in writing to the Purchaser in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to the Seller’s knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(l) Payment in Full. As of the date of Conveyance, the Seller has no actual knowledge of any fact which leads it to expect that any payments on the applicable Transferred Assets at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (ii) the validity or enforceability of this Agreement or any of the other Loan Documents to which it is a party, or (iii) the Transferred Assets or the interests of the Seller therein.

(m) Price of Portfolio Investments. The Purchase Price for each Portfolio Investment Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Portfolio Investment as of the time of Conveyance hereunder, as may have changed from the time the applicable Portfolio Investment was originally acquired by the Seller.

(n) Transferred Assets. The information contained in Schedule A with respect to each Transferred Asset is true, correct and complete in all material respects as of the applicable Purchase Date for such Transferred Asset.

(o) No Fraud. Each Portfolio Investment Conveyed hereunder was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge as of the applicable Purchase Date, the related obligor.

(p) [Reserved].

(q) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Portfolio Investment included in the Transferred Assets to remit all payments and collections with respect to such Portfolio Investment directly to the Collection Account.

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(r) Purchasers’ Reliance. Seller acknowledges that the Purchaser, the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon Purchaser’s identity as a legal entity that is separate from the Seller and any affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Seller will take all reasonable steps including, without limitation, all steps that Purchaser or any assignee of Purchaser may from time to time reasonably request to maintain Purchaser’s identity as a separate legal entity and to make it manifest to third parties that Purchaser is an entity with assets and liabilities distinct from those of Seller and any affiliates thereof and not just a division of Seller or any such affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will not hold itself out to third parties as liable for the debts of Purchaser nor purport to own the Transferred Assets.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty is true in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Cash Management Systems: Deposit of Collections. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates from and after the related Purchase Date with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Collection Account as required in the Loan Agreement. The Seller shall transfer, or cause to be transferred, all Interest Proceeds and Principal Proceeds received by it from and after the related Purchase Date with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser to the Collection Account by the close of business on the second Business Day following the date such Interest Proceeds or Principal Proceeds are received by the Seller.

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(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d) Taxes. The Seller shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Taxes levied or imposed upon the Seller or upon the income, profits or property of the Seller; provided that the Seller shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

(e) ERISA. The Seller shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan.

(f) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents, Permitted Liens and inchoate liens arising by operation of law or any lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g) Change of Name, Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Administrative Agent on behalf of the Seller or Purchaser) in accordance with Section 2.1(f) materially misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 10 days prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements.

(h) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets (which,

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with respect to any Related Security, shall only be to the extent of the Seller’s interest therein) Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(i) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Interest Proceeds, Principal Proceeds or other proceeds of any Portfolio Investments into the Collection Account.

ARTICLE VI

Limits on Sales to the Seller

SECTION 6.1 Substitutions. During the Reinvestment Period, the Purchaser may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a “Substitution” and such new Portfolio Investment, a “Substitute Portfolio Investment”) so long as (i) the Purchaser has submitted a Notice of Acquisition and all applicable conditions precedent set forth in Section 1.02(c) and Section 1.03 of the Loan Agreement have been satisfied and (ii) the Purchaser complies with its covenant in Section 6.02(w) of the Loan Agreement, in each case with respect to each Substitute Portfolio Investment to be acquired by the Purchaser in connection with such Substitution.

SECTION 6.2 Limits on Discretionary Sales and Substitutions. In no event shall the sum of the aggregate outstanding balance of Portfolio Investments sold to the Seller and its Affiliates by the Purchaser and the aggregate outstanding balance of Portfolio Investments subject to a Substitution exceed 20% of the Net Purchased Loan Balance at the time of any such sale or Substitution

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any other Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such date;

(b) All information concerning the Portfolio Investments (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished in writing by or on behalf of the Seller to the Purchaser (after taking into account all updates, modifications and supplements to such information) shall, when taken as a whole, be on its delivery date true and correct in all material respects as of such Purchase Date;

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(c) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the underlying instruments and the other Loan Documents to which it is a party as of such date; and

(d) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage

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prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a) in the case of the Purchaser:

CPCI Funding SPV, LLC
c/o Crescent Private Credit Income Corp.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

Attn: Ray Barrios, Eric Hall, Kirill Bouek, George Hawley

Email: [***]

With a copy to: [***]

And a copy to:

Dechert LLP
One International Place, 40th Floor

100 Oliver Street
Boston, Massachusetts 02110
Attention: Christopher Desmond
Telephone: [***]
Email: [***]

(b) in the case of the Seller:

Crescent Private Credit Income Corp.
c/o Crescent Capital Group

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

Attn: [***]
Email: [***]

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And a copy to:

Dechert LLP
One International Place, 40th Floor

100 Oliver Street
Boston, Massachusetts 02110
Attention: Christopher Desmond
Telephone: [***]
Email: [***]

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effectuate the purposes of this Agreement and the other Loan Documents.

(b) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

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SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.9 Non-Petition; Limited Recourse. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Purchaser or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the Secured Parties under the Loan Agreement. The Purchaser may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Purchaser shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 8.9 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted against the Purchaser by any Person other than a party hereto. Notwithstanding any other provisions of this Agreement, the obligations of the Purchaser hereunder shall be payable solely from its assets, subject to any applicable priority of payments specified in the Loan Agreement, and following realization of such assets, any claims against the Purchaser hereunder shall be extinguished. No recourse shall be had for any amounts payable or any other obligations arising under the Agreement against any officer, member, director, employee, partner or security holder of the Purchaser or the Seller or any of their respective successors or assigns and no recourse shall be had for any obligations against any Affiliate of the Purchaser or the Seller (other than the direct obligations of the Purchaser or Seller hereunder).

SECTION 8.10 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant underlying instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable underlying instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable

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underlying instruments. The Collateral Administrator will have possession of the related underlying instrument (including the underlying promissory notes, if any).

SECTION 8.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be express third-party beneficiaries of this Agreement.

SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents.

SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

CRESCENT PRIVATE CREDIT INCOME CORP., as Seller

By:	/s/ Ray Barrios
Name:	Ray Barrios
Title:	President

By:	/s/ Eric Hall
Name:	Eric Hall
Title:	CEO

CPCI FUNDING SPV, LLC, as Purchaser

By:	/s/ Ray Barrios
Name:	Ray Barrios
Title:	Authorized Person

By:	/s/ Eric Hall
Name:	Eric Hall
Title:	Authorized Person

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